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                                                                   Exhibit 10.39

                            EMPLOYMENT AGREEMENT AND
                         UNDERTAKING OF CONFIDENTIALITY

         In consideration of their mutual promises and agreements and subject to the terms and conditions set forth below in this Employment Agreement and Undertaking of Confidentiality ("Agreement"), National Processing, Inc., an Ohio corporation ("NPI"), and Robert E. Showalter ("Employee") hereby agree as follows:

         1. NPI agrees to employ Employee in the position of President and CEO and at an annual salary of at least $300,000 that will be paid by NPI or one of its affiliates for the term of this Agreement, and to make available to Employee those benefits provided by NPI to employees with similar responsibilities, all as amended from time to time, upon the terms and conditions set forth below.

         2. Employee agrees to use his best efforts to perform the duties assigned to him/her by NPI.

         3. Employee acknowledges and agrees that in the performance of his duties of employment he may be brought into frequent contact with clients and potential clients of NPI and its affiliates either in person, through the mails, by telephone or by other electronic means. Employee also acknowledges and agrees that trade secrets and confidential information of NPI and its affiliates, more fully described in paragraph 12 of this Agreement, gained by Employee during his employment with NPI, have been developed by NPI and/or it affiliates through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of NPI. Employee further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of the businesses of NPI and its affiliates ("NPI's Business") that Employee not compete with NPI or its affiliates during the term of this Agreement and for a reasonable period thereafter. For purposes of this Agreement, NPI's Business shall include, but not be limited to, the following whether conducted by NPI or one of its affiliates:

         Bankcard Services: the acquisition and processing of credit and debit card transactions accepted by merchants at the point of sale.

         Check Services: the guarantee, authorization, and collection of checks accepted at the point of sale.

         Corporate Payable: corporate accounts payable, processing and payment, and related data processing.

         Travel Services: the receipt, processing, and collection of Travel Agent payments being made to the Airlines as the result of tickets issued by the Agents, the processing of airline documents for the airlines, and the financial settlement operations between transportation industry providers (e.g., hotels, car rentals, airlines, travel agents, event suppliers).


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         Retail Lockbox Services: the receipt, processing, and collection of consumer payments being made to corporations for services rendered.

         Freight Services: the processing of freight accounts payable, audit, and payment, and related data processing.

         Electronic Information Services: customized outsourcing solutions, including call center operations, data capture, and data management services utilizing labor and/or image processing.

         4. Employee agrees that he will not, during the term of this Agreement, compete with NPI or its affiliates within the continental United States. Employee agrees that, in accordance with this restriction, but without limiting its terms, he will not during the term of this Agreement:

         (i) enter into or engage in any business that competes with NPI's Business; or

         (ii) solicit any customers, clients, business, patronage or orders for, or sell any services in competition with, or for any business that competes with NPI's Business; or

         (iii) divert, entice, or take away any customers, clients, business, patronage or orders of NPI, or attempt to do so; or

         (iv) promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business that competes with NPI's Business.

         5. Employee agrees that, within the continental United States, he will not, for a period of one (1) year following the term of this Agreement, enter into or engage in any business that competes with NPI's Business.

         6. Employee agrees that, within the continental United States, he will not, for a period of one (1) year following the term of this Agreement, solicit customers, clients, business, patronage, or orders for, or sell any services in competition with NPI's Business.

         7. Employee agrees that, within the continental United States, he will not, for a period of one (1) year following the term of this Agreement, divert, entice, or otherwise take away any customers, clients, business or orders of NPI or attempt to do so.

         8. Employee agrees that, within the continental United States, he will not, for a period of one (1) year following the term of this Agreement, promote or assist financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in any business that competes with NPI's Business.

         9. For the purposes of paragraphs 4 through 8, inclusive, Employee understands and agrees that he will be competing if he engages in any or all of the activities set forth therein directly as an individual on his own account, or indirectly as a partner, joint venturer, employee, agent, salesman, consultant, officer and/or director of any firm or corporation, or as a stockholder of any corporation in which Employee or Employee's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than ten percent (10%) of the outstanding stock.

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         10. If it shall be judicially determined that Employee has violated any of his obligations under paragraphs 4 through 8, inclusive, then the period applicable to the obligation which Employee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

         11. During the term of this Agreement and for one (1) year thereafter, Employee agrees that he will not, directly or indirectly, solicit or induce or attempt to solicit or induce any employee of NPI or any of its affiliates to terminate his/her employment, representation or other association with NPI or any of its affiliates.

         12. Employee will keep in strict confidence, and will not, directly or indirectly, at any time during or after his employment, disclose, furnish, disseminate, make available or use (except in the course of performing his duties of employment hereunder) any trade secrets or confidential business and technical information of NPI or any of its affiliates or its customers or clients, without limitation as to when or how Employee may have acquired such information. Such confidential information shall include, the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to any of NPI's or its affiliates' customers or prospective customers, NPI's or its affiliates' customer lists, contract information including terms, pricing and services provided, information received as a result of customer contacts, NPI's or its affiliates' products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which NPI or any of its affiliates may be a party. Employee specifically acknowledges that such information, whether reduced to writing or maintained in the mind or memory of Employee and whether compiled by NPI or any of its affiliates and/or Employee, derive independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by NPI to maintain the secrecy of such information, that such information is the sole property of NPI and that any retention and use of such information during or after his employment with NPI (except in the course of performing his duties of employment hereunder) shall constitute a misappropriation of NPI's or its affiliates' trade secrets. Employee further agrees that, at the time of termination of his employment, he will return to NPI, in good condition, all property of NPI and its affiliates, including, without limitation, the information identified above. In the event that said items are not so returned, NPI shall have the right to charge Employee for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property.

         13. During the term of this Agreement and for one (1) year thereafter, Employee agrees to communicate the contents of this Agreement to any person, firm, association, or corporation that he intends to be employed by, associated with, or represent, that is engaged in a business that is potentially competitive to NPI's Business.

         14. Employee acknowledges and agrees that the remedy at law available to NPI for breach of any of Employee's obligations under this Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies that NPI may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be

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brought to enforce any provision contained in paragraphs 4 through 8, inclusive, of this Agreement, without the necessity of proof of actual damage.

         15. Employee acknowledges that his obligations under this Agreement are reasonable in the context of the nature of NPI's business and the competitive injuries likely to be sustained by NPI and/or its affiliates if Employee violated such obligations. Employee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the obligations undertaken by NPI in paragraph 1 above, which Employee acknowledges constitutes new and/or good, valuable and sufficient consideration. Employee acknowledges that his employment relationship with NPI is and following the execution of this Agreement shall continue to be "at will," and may be terminated at any time and for any reason, or for no reason, by NPI or by Employee. However, if NPI terminates Employee's employment for reasons other than cause and/or violation of this Agreement prior to the end of the term of this Agreement, then NPI shall
(i) pay Employee an amount equal Employee's monthly base salary at the time of termination each month from the date of termination through the end of the term of this Agreement, (ii) pay to Employee an annual bonus on each successive March 1 through the end of the term of this Agreement with such bonus being in an amount equal to the total of the target awards of all bonus plans (NPI's and any affiliate's) in which the Employee is a participant at the time of termination, and (iii) provide him with benefits similar to those in place at the time of termination through the end of the term of this Agreement, so long as Employee does not violate any part of this Agreement. For the purposes of this Agreement, "Cause" is defined as fraud, misconduct and/or violation of NPI's employment policies. The payments and benefits referred to in this section 15 shall cease to be paid and provided prior to the end of the term of this Agreement at such time as the Employee receives payment underthat certain Severance Agreement dated December 19, 1994 by and between Employee and National City Corporation, as such agreement is amended from time to time, or any successor or similar agreement.

         16. The term of this Agreement shall commence on March 11, 1997 and continue through March 31, 2000.

         17. The failure of NPI to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of NPI thereafter to enforce each and every provision.

         18. This Agreement supersedes all previous agreements, written or oral, between Employee and NPI. No modification, waiver, amendment or addition to any of the terms of this Agreement shall be effective except as set forth in a writing signed by Employee and NPI.

         19. All provisions, terms, conditions, paragraphs, agreements and covenants ("Provisions") contained in this Agreement are severable and, in the event any one of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision. The within Provisions shall be applicable irrespective of whether such termination shall be by NPI or by the Employee, whether voluntary or involuntary, whether for cause or without cause, and whether by reason of the expiration of this or any other written or oral agreement or arrangement (or any extensions thereof) with NPI.


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         20. While the restrictions set forth herein are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of this nature may fail for reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances, but would be valid if the geographical area or temporal extent were reduced in part, or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

         21. NPI shall have the right to sell, assign or transfer this Agreement with all its rights, title and interest and any assignee will acquire all of the rights and assume all of the obligations of NPI under this Agreement. This Agreement and all conditions imposed herein shall be binding upon and inure to the benefit of Employee and NPI.

         22. This Agreement shall be governed by, and construed in accordance with, the internal, substantive laws of the Commonwealth of Kentucky. Employee agrees that the state and federal courts located in the Commonwealth of Kentucky, shall have jurisdiction in any action, suit or proceeding against Employee based on or arising out of this Agreement and Employee hereby: (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process in connection with any action, suit or proceeding against Employee; and
(iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

         Employee represents that, prior to signing this Agreement, he has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that he was not coerced to sign this Agreement, that he was not under duress at the time he signed this Agreement and that, prior to signing this Agreement, he had adequate time to consider entering into this Agreement, including without limitation, the opportunity to discuss the terms and conditions of this Agreement, as well as its legal consequences, with an attorney of his choice.

         IN WITNESS WHEREOF, the Employee, having read and fully understood each of the foregoing provisions, has executed this Agreement as of this 11th day of March, 1997.

                                           ROBERT E. SHOWALTER  ("EMPLOYEE")

                                           /S/ ROBERT E. SHOWALTER
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                                                      (Signature)

                                           NATIONAL PROCESSING, INC.  ("NPI")

                                           By: /S/ WILLIAM R. ROBERTSON
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                                                  William R. Robertson
                                                         Chairman



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